Filed Pursuant to Rule 424(b)(3)

Registration No. 333-291118

PROSPECTUS

AIRSHIP AI HOLDINGS, INC.

2,702,702 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 2,702,702 shares of common stock, par value $0.0001 per share, of Airship AI Holdings, Inc. (the “Company”) by the selling stockholder identified in this prospectus under “Selling Stockholder” (the “Selling Stockholder”) to be issued upon the exercise of common stock purchase warrants (the “Warrants”) pursuant to an inducement offer letter agreement the Company entered into with the Selling Stockholder on October 8, 2025 (the “Inducement Letter”). The Warrants have an exercise price of $6.20 per share, are exercisable upon issuance, and will expire five and one-half years following the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the common stock and the exercise price. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the shares of common stock. We may, however, receive proceeds from any warrants that are exercised through the payment of the exercise price in cash, in a maximum amount of up to approximately $16,756,752. We are paying all fees and expenses in connection with the registration of the shares of common stock.

Our common stock is listed on The Nasdaq Global Market under the symbol “AISP.” On October 24, 2025, the last reported sales price of our common stock was $5.09 per share.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference from our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including particularly the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” on page 18 and “Information Incorporated by Reference” on page 19 in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Selling Stockholder is offering the shares of common stock only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the shares of common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the shares of common stock outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the shares of common stock by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

When we refer to the “Company,” “we,” “our,” “us” or similar terms, we mean Airship AI Holdings, Inc., a Delaware corporation, and its subsidiaries, including Airship AI, Inc., a Washington corporation (“Airship AI”), unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of the Company, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by the Company and the following:

•	changes in the competitive industries and markets in which the Company operates or plans to operate;

•	changes in applicable laws or regulations affecting the Company’s business;

•	the Company’s ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities;

•	risks related to the Company’s potential inability to achieve or maintain profitability and generate significant revenue;

•	current and future conditions in the global economy, including as a result of economic uncertainty, and its impact on the Company, its business and the markets in which it operates;

•	the Company’s potential inability to manage growth effectively;

•	the Company’s ability to recruit, train and retain qualified personnel;

•	estimates for the prospects and financial performance of the Company’s business may prove to be incorrect or materially different from actual results;

•	risks related to the Company’s marketing and growth strategies;

•	the effects of competition on the Company’s business;

•	expectations with respect to future operating and financial performance and growth, including when the Company will generate positive cash flow from operations; and

•	the Company’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan.

In addition, there may be events that the Company’s management is not able to predict accurately or over which the Company has no control.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning matters addressed in this prospectus and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “we,” “our,” “us” and other similar terms refer to Airship AI Holdings, Inc. and its subsidiaries, including Airship AI.

The Company

We are a robust AI-driven data management platform that solves complex data challenges for large institutions operating in dynamic and mission-critical environments with rapidly increasing volumes of data being ingested from a similarly rapidly growing number of data sources.

We solve these challenges by structuring “dark” or unstructured data at the edge, the location at which the data is generated and collected, and leveraging purpose-built AI models. Unstructured, or “dark” data, which is typically categorized as qualitative data, cannot be processed and analyzed via conventional data tools and methods. Conversely, structured data, typically categorized as quantitative data, is highly organized and easily decipherable by machine learning algorithms.

Structuring and then analyzing data using AI models at the edge, versus transmitting the data from the edge back to a central processing location for structuring and analysis, enables real-time decision making and data-driven operational efficiency.

We specialize in ingesting all available metadata from edge-based sensors used by government and law enforcement agencies around the world, including surveillance cameras (video), audio, telemetry, acoustic, seismic, and autonomous devices, along with large commercial corporations with fundamentally similar capabilities and requirements.

Data generated by these edge-based sensors, including video, can then be run through our trained AI models to detect objects present within the video frame. Once an object is detected, for example an automobile, additional identifying characteristics of the object can be extracted from the image including the license plate characters and the make, model, and color of the automobile. This process of analyzing, logging and categorizing ingested data is referred to as “structuring” the data.

Airship AI’s software allows customers to view structured data both in real-time as well as to conduct searches on the structured data at a later point in time. Real-time structured data use includes, for example, alarms on a specific license plate or a specific make, model or color of automobile. Non-real-time structured data use includes, for example, searching a database of video data that has been previously ingested and stored to find instances of a particular license plate being visible, along with other logged vehicle characteristics such as make, model and color of an automobile.

Additional edge deployed AI models enable similar object detection and recognition of common and custom trained objects, such as an aircraft, boat, person, animal, bag, or weapon. Airship AI’s models provide similar data points for these object types allowing analysts the ability to be notified in real-time of the detection of a specified object and similarly search for historically detected objects. Examples include detecting aircrafts and boats along with their respective tail numbers and hull registration numbers.

Our AI modelling process starts with pre-trained AI models from our technology ecosystem partners which we then customize using proprietary datasets tailored towards our customers unique workflow requirements. Where customers have pre-existing AI models or engines, we integrate those models or engines into our edge platform allowing customers to leverage proprietary models within the Airship AI software ecosystem.

Our primary offerings include Outpost AI, Acropolis, and Airship Command. Our offerings allow customers to manage their data across the full data lifecycle, when and where they need it, using a highly secure permissioned based architecture.

Additional information regarding our Company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 18 and “Information Incorporated by Reference” on page 19 of this prospectus.

Corporate Information

Our principal executive offices are located at 8210 154th Ave NE, Redmond, WA 98052 and our telephone number is (877) 462-4250. Our corporate website address is https://airship.ai. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

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SUMMARY OF THE OFFERING

Shares of common stock offered by us	None

Shares of common stock offered by the Selling Stockholder	2,702,702

Shares of common stock outstanding prior to this offering	34,175,563

Shares of common stock outstanding after this offering, assuming the sale of all shares offered hereby	36,878,265

Use of proceeds

We will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder except with respect to amounts received by us due to the cash exercise of the Warrants. We expect to use the proceeds received from the exercise of such warrants, if any, for working capital and general corporate purposes. See “Use of Proceeds.”

Nasdaq symbols	Our common stock is listed on The Nasdaq Global Market under the symbol “AISP” and our public warrants are listed on The Nasdaq Capital Market under the symbol “AISPW.”

Risk factors

Investing in our securities involves a high degree of risk. You should carefully read the “Risk Factors” beginning on page 9 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including the applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

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USE OF PROCEEDS

We are not selling any securities in this prospectus. All proceeds from the resale of the shares of common stock offered by this prospectus will belong to the Selling Stockholder. We will not receive any proceeds from these sales.

We may receive up to an aggregate of approximately $16,756,752 from the exercise of the Warrants, assuming the exercise in full of all such Warrants for cash. There is no assurance that the holders of the Warrants will elect to exercise any or all of their Warrants. To the extent that Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease, potentially to zero.

We expect to use the net proceeds received from the exercise of the Warrants, if any, for working capital and general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of such Warrants. See “Plan of Distribution.”

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PRIVATE PLACEMENT OF WARRANTS

On October 8, 2025, the Company entered into warrant exercise inducement offer letter (the “Inducement Letter”) with the holder (the “Holder”) of its existing common stock warrants exercisable for an aggregate of 2,162,162 shares of its common stock (collectively, the “Existing Warrants”), to exercise its Existing Warrants at the existing exercise price of $4.50 per share, in exchange for the Company’s agreement to issue new common stock warrants to purchase 2,702,702 shares of common stock at an exercise price per share of $6.20 (the “Warrants”). The aggregate gross proceeds from the exercise of the Existing Warrants were approximately $9,729,730, before deducting financial advisory fees. The Company intends to use the net proceeds from the exercise of the Existing Warrants for working capital and general corporate purposes.

The Warrants have an exercise price of $6.20 per share, are exercisable upon issuance, and will expire five and one-half years following the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the common stock and the exercise price.

The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full, within one trading day of such exercise of such Warrants, for the number of shares of the Company’s common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 9.99% of the outstanding common stock immediately after exercise as such percentage ownership is determined in accordance with the terms of the Warrants.

There is no established trading market for the Warrants, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Warrants will be extremely limited.

Except as otherwise provided in the Warrants or by virtue of the holder’s ownership of shares of the Company’s common stock, such holder of Warrants does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s Warrants. The Warrants provide that the holders of the Warrants have the right to participate in distributions or dividends paid on the Company’s shares of common stock.

If at any time the Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effects a fundamental transaction (as defined in the Warrants), a holder of Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Warrants immediately prior to the fundamental transaction. As an alternative, and at the holder’s option in the event of a fundamental transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Warrants) of the remaining unexercised portion of the Warrants on the date of the consummation of such fundamental transaction.

The Warrants may be modified or amended or the provisions of the Warrants waived with the Company’s and the holder’s written consent.

The above disclosure contains only a brief description of the material terms of the Warrants and the Inducement Letter and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the form of the Warrants and the Inducement Letter, which are attached as Exhibits 4.1 and 10.1, respectively, to the Current Report on Form 8-K filed with the SEC on October 9, 2025, and are incorporated herein by reference.

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SELLING STOCKHOLDER

The 2,702,702 shares of common stock being offered by the Selling Stockholder are the shares of common stock underlying the Warrants, issued by the Company to the Selling Stockholder as part of the Inducement Letter which was signed on October 8, 2025. For additional information regarding the issuance of the securities, see “Private Placement of Warrants” above. We are registering the shares of common stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except as otherwise described in the footnotes to the table below and the securities purchase and inducement transaction disclosed, neither the Selling Stockholder nor any of the persons that control the Selling Stockholder has had any material relationships with us or our affiliates within the past three years. The number of shares and percentages of beneficial ownership set forth below are based on 34,175,563 shares of our common stock outstanding as of October 28, 2025.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholder before this offering (including shares which the Selling Stockholder has the right to acquire within 60 days, including upon conversion of any convertible securities), the number of shares of common stock being offered by this prospectus by the Selling Stockholder and the number of shares of common stock beneficially owned by the Selling Stockholder and its percentage ownership after the offering (including shares which the Selling Stockholder has the right to acquire within 60 days, including upon conversion of any convertible securities), assuming the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

For purposes of the table below, we have assumed that the Selling Stockholder will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

Selling Stockholder	Number of Shares Owned Before Offering(1)	Shares Offered Hereby	Number of Shares Owned After Offering(2)	Percentage of Shares Beneficially Owned After Offering(1)(2)
Armistice Capital, LLC(3)	3,843,882	2,702,702	1,141,180	10.4%

_________________

(1)

The Selling Stockholder holds Warrants to purchase 2,702,702 shares of common stock. The Warrants are subject to a 4.99% beneficial ownership limitation that prohibits such holder from exercising any portion of them if, following such exercise, the holder’s ownership of our common stock would exceed the ownership limitation.

(2)	Assumes that all shares of common stock registered within this offering will be sold.

(3)

The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest (collectively referred to herein as “Selling Stockholders”) may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	distributions to a Selling Stockholder’s employees, partners, members or stockholders;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted by applicable law.

The Selling Stockholders may also sell shares under Rule 144 or Rule 904 under the Securities Act of 1933 (the “Securities Act”), as amended, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

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The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Stockholders and any broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any discounts, commissions, concessions or profits they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the shares of common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of common stock offered by this prospectus.

We have agreed with the Selling Stockholder to keep the registration statement of which this prospectus constitutes a part effective until all of the Warrants or the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

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EXPERTS

The consolidated financial statements of Airship AI Holdings, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated in this prospectus by reference to its Annual Report on Form 10-K, as amended, for the year ended December 31, 2024, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Loeb and Loeb LLP.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.airship.ai. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents, information or portions thereof deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025 and March 11, 2025;

•

our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 15, 2025, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the SEC on August 5, 2025, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 14, 2025;

•	our Current Report on Form 8-K, filed with the SEC on March 7, 2025, our Current Report on Form 8-K, filed with the SEC on April 23, 2025, our Current Report on Form 8-K, filed with the SEC on August 1, 2025 and our Current Report on Form 8-K, filed with the SEC on October 9, 2025;

•	our Proxy Statement filed on Schedule 14A, filed with the SEC on October 27, 2025; and

•	the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-40222), filed with the SEC on March 16, 2021, and any amendments or supplements thereto.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Airship AI Holdings, Inc., 8210 154th Ave NE, Redmond, WA 98052. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.airship.ai. The information on such website is not incorporated by reference and is not a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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